Exhibit 10.33

EDISON NATION INC.

1 W BROAD STREET, SUITE 1004

BETHLEHEM, PA 18018

October 7, 2020

Jefferson Street Capital LLC

720 Monroe Street, Suite C401B

Hoboken, New Jersey 07030

Attn: Brian Goldberg, Managing Member

Re.	Securities Purchase Agreement, dated as of April 7, 2020

Sir/Madam:

Reference is hereby made to that certain Securities Purchase Agreement, dated as of April 7, 2020 (as may hereafter be further amended or restated from time to time, the “Purchase Agreement”), made by and between Edison Nation, Inc., a Nevada corporation (the “Borrower”), and Jefferson Street Capital LLC, a New Jersey limited liability company (the “Holder”), pursuant to which Holder agreed to purchase from the Borrower, and the Borrower agreed to sell and issue to the Holder, a Convertible Promissory Note in the principal amount of $168,000.00 (the “Note”). The Holder has exercised the Mandatory Prepayment Option under Section 1.10 of the Note and the Borrower hereby acknowledges that the Mandatory Prepayment Amount (as defined in the Note) is currently owed to the Holder consisting of principal in the amount of $168,000.00, interest in the amount of $3,360.00, and a fee in the amount of $25,704.00 and, as such, the total outstanding balance under the Note equals $197,064.00 as of the date hereof, immediately prior to the fee contemplated below. Except as otherwise defined herein, terms defined in the Note shall have the same meaning when used herein. The Borrower and the Holder shall be referred to herein as the “Parties”.

The Borrower has requested and the Holder has agreed to temporarily forebear, until the earlier of (i) December 9, 2020 or (ii) at such time as a default shall occur under and pursuant to the Purchase Agreement, the Note or this letter agreement, from exercising its right to convert amounts due under the Note into Common Stock of the Borrower, in exchange for a one time cash payment forbearance fee equal to $12,500.00 paid upon execution hereof.

The Borrower hereby affirms its obligations to the Holder under the Purchase Agreement, Note, Transfer Agent Instruction Letter, Unanimous Written Consent of the Board of Directors, and the other documents executed in connection therewith (the “Transaction Documents”) and further affirms as follows: (i) subject to the terms and conditions herein provided, that the Borrower shall continue to perform each and every covenant, agreement and condition set forth in the Transaction Documents, and continue to be bound by each and all of the terms and provisions thereof and hereof; and (ii) as of the date hereof, other than as provided herein, no default or Event of Default has occurred or is continuing under the Transaction Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Transaction Documents.

The Borrower hereby acknowledges, represents, warrants and confirms to Holder that: (i) each of the Transaction Documents are valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and (ii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Borrower to or against the enforcement of any of the Transaction Documents, and to the Borrower has any defenses, setoffs, counterclaims, cross-actions or equities against the Holder and/or against the enforceability of any of the Transaction Documents, the Borrower acknowledges and agrees that same are hereby fully and unconditionally waived by the Borrower.

The Borrower hereby represents and warrants to the Holder that the execution and delivery by the Borrower of this letter agreement and the performance by the Borrower of its obligations hereunder has been duly and validly authorized and approved by the Borrower and its Board of Directors pursuant to all applicable laws. No other corporate action or consent on the part of the Borrower, its Boards of Directors, stockholders or any other person or entity is necessary or required to execute this letter agreement to consummate the transactions contemplated herein and therein, or perform all of obligations hereunder and thereunder. This letter agreement has been duly and validly executed by the Borrower (and the officer executing this letter agreement is duly authorized to act and execute same on behalf of the Borrower) and constitutes the valid and legally binding agreements of the Borrower, enforceable against the Borrower in accordance with its respective terms.

The Borrower hereby indemnifies and holds the Holder harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature payable by the Holder to any person or entity, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law, through all negotiations, mediations, arbitrations, trial and appellate levels (collectively, the “Claims”), as a result of, or arising out of, or relating to any matters relating to this letter agreement.

As a material inducement for Holder to execute this letter agreement, the Borrower hereby releases, waives, discharges, covenants not to sue, acquits, satisfies and forever discharges the Holder and their respective successors and assigns, from any and all Claims whatsoever in law or in equity which the Borrower ever had, now have, or which any successor or assign of the Borrower hereafter can, shall or may have against any of the Holder and their respective successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever related to the Transaction Documents through the date hereof. In addition to, and without limiting the generality of foregoing, the Borrower further covenant with and warrant unto the Holder that there exist no claims, counterclaims, defenses, objections, offsets or other Claims against Holder.

This letter agreement and the Transaction Documents contain the entire understanding between and among the Parties and supersedes any prior understandings and agreements among them respecting the subject matter of this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to choice of law principles. Any dispute arising under or relating to or in connection with this letter agreement shall be subject to the exclusive jurisdiction and venue of the State and/or Federal courts located in New York. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The Parties hereby consent and agree that if this letter agreement shall at any time be deemed by the Parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the Parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Parties may be reasonably required in order more effectively to accomplish the purposes of this letter agreement. In case any provision of this letter agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this letter agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Please indicate your agreement with and acceptance of the terms of this letter agreement by signing in the space provided and returning this letter agreement to our attention at the address above.

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By execution hereof, the undersigned hereby agrees to the terms and conditions of this letter agreement.

Very truly yours,

EDISON NATION INC.

By:
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

JEFFERSON STREET CAPITAL LLC

By:
Name:	Brian Goldberg
Title:	Managing Member